EXHIBIT 10.31

Mr. Michael L. Hartzmark

Chairman and CEO

Cragar Industries, Inc.

4620 East Arcadia Lane

Phoenix, AZ 85018

Dear Michael,

This letter will authorize Cragar Industries, Inc. (“Cragar”) to convert the principal balance of my Promissory Note into the common stock of Global Entertainment Company (“Global”) upon the consummation of a merger between Cragar and Global. For each one thousand dollars ($1,000.00) lent to Cragar, I shall receive three hundred, fifty-one and sixty-two one-hundredths (351.62) shares of common stock of Global. Upon consummation of the merger, I agree to return my copy of the Promissory Note with the notation “Paid In Full.”

Thank you,

Lender Signature

Lender Name (printed)

Date

Dollar Amount of Note